      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2001


                                                      REGISTRATION NO. 333-54310
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 5

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         QUEST DIAGNOSTICS INCORPORATED
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             8071                            16-1387862
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL              (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBERS)

                         QUEST DIAGNOSTICS INCORPORATED
                               ONE MALCOLM AVENUE
                          TETERBORO, NEW JERSEY 07608
                                 (201) 393-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                          LEO C. FARRENKOPF, JR., ESQ.
                         QUEST DIAGNOSTICS INCORPORATED
                          VICE PRESIDENT AND SECRETARY
                               ONE MALCOLM AVENUE
                          TETERBORO, NEW JERSEY 07608
                                 (201) 393-5000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)
                            ------------------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                                WITH COPIES TO:

              STEPHEN T. GIOVE, ESQ.                              STUART H. GELFOND, ESQ.
                SHEARMAN & STERLING                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               599 LEXINGTON AVENUE                                 ONE NEW YORK PLAZA
             NEW YORK, NEW YORK 10022                            NEW YORK, NEW YORK 10004
                  (212) 848-4000                                      (212) 859-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED        PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                    AMOUNT TO       MAXIMUM OFFERING        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED             BE REGISTERED(1)    PRICE PER UNIT(1)   OFFERING PRICE(1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
PRIMARY OFFERING:
Debt securities of Quest Diagnostics(3)(7).......
Preferred stock of Quest Diagnostics(4)(7).......
Common stock of Quest Diagnostics(5)(7)..........         (2)                 (2)                 (2)
Guarantees of Debt Securities of Quest
  Diagnostics(6).................................
---------------------------------------------------------------------------------------------------------------------------------
Total............................................    $600,000,000            100%            $600,000,000             (8)
---------------------------------------------------------------------------------------------------------------------------------
SECONDARY OFFERING:
Common stock of Quest Diagnostics(9).............      3,000,000                                                     (10)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


                                                        (Footnotes on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

---------------

 (1) We will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered hereunder. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

 (2) Not applicable pursuant to General Instruction II.D of Form S-3.

 (3) There is being registered hereunder an indeterminate principal amount of debt securities of our company as may be offered or sold from time to time by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $600,000,000.

 (4) There is being registered hereunder an indeterminate number of shares of our preferred stock as may be sold from time to time by us.

 (5) There is being registered hereunder an indeterminate number of shares of our common stock as may be sold from time to time by us. This includes the associated rights to purchase our Series A Junior Participating Preferred Stock. The rights to purchase our Series A Junior Participating Preferred Stock initially are attached to and trade with the shares of our common stock being registered hereby.

 (6) Registrants listed on the Table of Additional Registrants will fully, irrevocably and unconditionally guarantee on an unsecured basis our debt securities. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of our debt securities, that are being registered concurrently.

 (7) Includes such indeterminate amount of debt securities, preferred stock and common stock of our company as may be issued upon conversion or exchange for any other securities registered hereunder that provide for conversion or exchange into debt securities, preferred stock or common stock of our company.

 (8) Registration fee of $150,000 was previously paid by registrant.


 (9) The selling shareholder, SmithKline Beecham plc, previously filed to register 1,500,000 shares of common stock of our company. As a result of a two-for-one stock split we effected on May 31, 2001, the selling shareholder now may offer a maximum of 3,000,000 shares of common stock of our company. This includes the associated rights to purchase our Series A Junior Participating Preferred Stock. The rights to purchase our Series A Junior Participating Preferred Stock initially are attached to and trade with the shares of our common stock being registered hereby.


(10) Registration fee of $36,750 was previously paid by registrant.

                        TABLE OF ADDITIONAL REGISTRANTS

                                                 STATE OR OTHER       PRIMARY STANDARD
                                                JURISDICTION OF          INDUSTRIAL         I.R.S. EMPLOYER
                                                INCORPORATION OR    CLASSIFICATION CODE     IDENTIFICATION
NAME                                              ORGANIZATION             NUMBER               NUMBER
----                                            ----------------    --------------------    ---------------
Quest Diagnostics Holdings Incorporated.......     DE                       8071              23-2324658
Quest Diagnostics Clinical Laboratories,           DE                       8071              38-2084239
  Inc. .......................................
Quest Diagnostics Incorporated................     CA                       8071              95-2701802
Quest Diagnostics Incorporated................     MD                       8071              52-0890739
Quest Diagnostics LLC.........................     IL                       8071              36-4257926
Quest Diagnostics Incorporated................     MI                       8071              38-1882750
Quest Diagnostics Incorporated................     CT                       8071              06-1460613
Quest Diagnostics Incorporated................     MA                       8071              04-3248020
Quest Diagnostics of Pennsylvania Inc. .......     DE                       8071              22-3137283
Quest Diagnostics Incorporated................     OH                       8071              34-0944454
MetWest Inc. .................................     DE                       8071              33-0363116
Nichols Institute Diagnostics.................     CA                       8071              95-2955451
DPD Holdings, Inc.............................     DE                       8071              93-0988106
Diagnostics Reference Services Inc............     MD                       8071              22-3479439
Laboratory Holdings Incorporated..............     MA                       8071              04-2449994
Pathology Building Partnership................     MD                       8071              51-1188454
Quest Diagnostics Investments Incorporated....     DE                       8731              51-0314231
Quest Diagnostics Finance Incorporated........     DE                       8071              51-0390719

PROSPECTUS


                         QUEST DIAGNOSTICS INCORPORATED

                                DEBT SECURITIES

                         GUARANTEES OF DEBT SECURITIES

                                PREFERRED STOCK

                                  COMMON STOCK

                                     [LOGO]


     We may offer and sell, from time to time, in one or more offerings, up to $600,000,000 of any combination of the debt and equity securities we describe in this prospectus. If we decide to offer and sell our common stock, SmithKline Beecham plc may also use this prospectus to offer and sell up to 3 million shares of our common stock owned by it. We will not receive any proceeds from the sale of our common stock by SmithKline Beecham plc.



     Our debt securities may be fully and unconditionally guaranteed on an unsecured basis by our subsidiaries as described in "Description of Debt Securities -- Guarantees."


     We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Our common stock trades on the New York Stock Exchange under the symbol "DGX."

     INVESTING IN OUR COMMON STOCK, PREFERRED STOCK OR DEBT SECURITIES INVOLVES RISKS, SEE "RISK FACTORS" BEGINNING ON PAGE 1.
                            ------------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                            ------------------------

                  The date of this prospectus is June 1, 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................   ii
QUEST DIAGNOSTICS INCORPORATED..............................   ii
RISK FACTORS................................................    1
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...............    9
USE OF PROCEEDS.............................................    9
WHERE YOU CAN FIND MORE INFORMATION.........................   10
FORWARD-LOOKING STATEMENTS..................................   11
SECURITIES WE MAY ISSUE.....................................   12
DESCRIPTION OF DEBT SECURITIES..............................   16
DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES
  REPRESENTING FRACTIONAL SHARES OF PREFERRED STOCK.........   28
DESCRIPTION OF COMMON STOCK.................................   33
SELLING STOCKHOLDER.........................................   36
PLAN OF DISTRIBUTION........................................   37
VALIDITY OF THE SECURITIES..................................   38
INDEPENDENT ACCOUNTANTS.....................................   38


                            ------------------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $600,000,000 of any of the securities described in this prospectus. SmithKline Beecham may use this prospectus to offer and sell our common stock that it owns as described in "Selling Stockholder" only as part of an underwritten public offering. In December 2000, Glaxo Wellcome and SmithKline Beecham merged to form GlaxoSmithKline plc.

     In this prospectus we use the terms "Quest Diagnostics," "we," "us," and "our" to refer to Quest Diagnostics Incorporated, a Delaware corporation.

     This prospectus provides you with a general description of the securities we may sell and the common stock that SmithKline Beecham may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information."

                         QUEST DIAGNOSTICS INCORPORATED

     We are the nation's leading provider of diagnostic testing and related services for the healthcare industry. We offer a broad range of clinical laboratory testing services to physicians, hospitals, managed care organizations, employers, governmental institutions and other independent clinical laboratories. We have the leading market share in clinical laboratory testing and esoteric testing, including molecular diagnostics, as well as anatomic pathology services and testing for drugs of abuse. Esoteric tests are those tests that are performed less frequently than routine tests and require more sophisticated equipment and materials, professional "hands-on" attention and more highly skilled personnel to perform and analyze results.

     We currently process over 100 million requisitions each year. Each requisition form accompanies a patient specimen, indicating the tests to be performed and the party to be billed for the tests. Our national network of laboratories and patient service centers is more extensive than those of our competitors, with principal laboratories located in approximately 30 major metropolitan areas throughout the United States, several joint venture laboratories, approximately 150 smaller "rapid response" laboratories and approximately 1,300 patient service centers. We also operate a leading esoteric testing laboratory and development facility known as Nichols Institute located in San Juan Capistrano, California as well as laboratory facilities in Mexico City, Mexico and near London, England.

     In addition to our laboratory testing business, our clinical trials business is one of the leading providers of testing to support clinical trials of new pharmaceuticals worldwide. We also collect and analyze laboratory, pharmaceutical and other data through our Quest Informatics division in order to help pharmaceutical companies with their marketing and disease management efforts, as well as to help healthcare customers better manage the health of their patients.

     Our company is a Delaware corporation. Our principal executive offices are located at One Malcolm Avenue, Teterboro, New Jersey 07608, and our telephone number is (201) 393-5000.

                                  RISK FACTORS

     You should carefully consider the risks described below before making a decision to invest in our securities. Some of the following factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations.

     If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

INTEGRATING OUR BUSINESS OPERATIONS WITH THOSE BUSINESSES THAT WE HAVE ACQUIRED OR MAY ACQUIRE IN THE FUTURE MAY BE DIFFICULT AND MAY HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS

     We are in the process of integrating into our company the operations of SmithKline Beecham Clinical Laboratories, Inc., or SBCL, which we acquired in August 1999. While we have substantially completed the transition of our business affected by this integration, including consolidation of redundant facilities and infrastructure and administrative and other duplicative functions, certain other activities, such as standardization of information systems, will continue beyond 2001. Given the large size of SBCL's operations and the complexity of the clinical laboratory testing business, we expect that it will take as long as three years from the date of this prospectus before we fully complete the process. In addition, in February 2001 we acquired the assets of Clinical Laboratories of Colorado. We may also acquire additional clinical laboratories in the future as part of our growth strategy. Each of these acquisitions involves the integration of separate companies that have previously operated independently and have different corporate cultures. The process of combining such companies may be disruptive to their businesses and may cause an interruption of, or a loss of momentum in, such businesses as a result of the following difficulties, among others:

     - loss of key customers or employees;

     - inconsistencies in standards, controls, procedures and policies among the companies being combined make it more difficult to implement and harmonize company-wide financial, accounting, billing, information and other systems;

     - failure to maintain the quality of services that such companies have historically provided;

     - coordination of geographically diverse organizations; and

     - diversion of management's attention from the day-to-day business of our company as a result of the need to deal with the above disruptions and difficulties and the added costs of dealing with such disruptions.

In particular, since most of our clinical laboratory testing is performed under arrangements that are terminable at will or on short notice, any such interruption of or deterioration in our services may result in a customer's decision to stop using us for clinical laboratory testing.

OUR ACQUISITIONS MAY NOT PRODUCE THE ANTICIPATED BENEFITS

     Even if we are able to successfully integrate the operations of SBCL into our company, or the operations of other companies or businesses we may acquire in the future, we may not be able to realize the full benefits that we currently expect to result from such integration, either at all or in a timely manner. Overall, we expect that the integration of SBCL will result in approximately $150 million in annual synergies, to be achieved by the end of 2002. For the year ended December 3l, 2000, we estimated that we achieved approximately $50 million of these synergies. However, we may not continue to realize these synergies or we may not realize any of the additional anticipated benefits, either at all or in a timely manner.

FAILURE TO TIMELY OR ACCURATELY BILL FOR OUR SERVICES COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR NET REVENUES AND BAD DEBT EXPENSE

     Billing for laboratory services is extremely complicated. Laboratories must bill various payers, such as patients, insurance companies, Medicare, Medicaid, physicians and employer groups, all of which have different billing requirements. In addition, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures adds further complexity to the billing process. Among many other factors complicating billing are:

     - pricing differences between our fee schedules and the reimbursement rates of the payers;

     - disputes with payers as to which party is responsible for payment; and

     - disparity in coverage among various carriers.

     We believe that most of our bad debt expense, which was 7% of our net revenues in 2000, is the result of several non-credit-related issues, primarily missing or incorrect billing information on requisitions received from healthcare providers. In general, we perform the requested tests and report test results regardless of whether the billing information is incorrect or missing. We subsequently attempt to contact the provider to obtain any missing information or rectify incorrect billing information. Missing or incorrect information on requisitions adds complexity to and slows the billing process, creates backlogs of unbilled requisitions, and generally increases the aging of accounts receivable. When all issues relating to the missing or incorrect information are not resolved in a timely manner, the related receivables are written-off to the allowance for doubtful accounts.

FAILURE IN OUR INFORMATION TECHNOLOGY SYSTEMS, INCLUDING FAILURES RESULTING FROM OUR SYSTEMS CONVERSIONS, COULD SIGNIFICANTLY INCREASE TURN-AROUND TIME AND OTHERWISE DISRUPT OUR OPERATIONS, WHICH COULD REDUCE OUR CUSTOMER BASE AND RESULT IN LOST NET REVENUES

     Our success depends, in part, on the continued and uninterrupted performance of our information technology, or IT, systems. Our computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautions we have taken, unanticipated problems affecting our systems could cause failures in our IT systems. Sustained or repeated system failures that interrupt our ability to process test orders, deliver test results or perform tests in a timely manner would adversely affect our reputation and result in a loss of customers and net revenues.

     In addition, we are in the process of standardizing our systems as a result of the SBCL acquisition, which process is difficult and will take several years to complete. SBCL had standardized billing and laboratory information systems throughout its laboratory network, which are different from our existing systems. We plan to begin to develop and implement a new laboratory information system and a new billing system that combine the functionality of the existing systems of Quest Diagnostics and SBCL. We expect that the development and implementation of the new systems will take several years. During systems conversions of this type, workflow may be temporarily interrupted, which may cause backlogs. In addition, the implementation process, including the transferring of databases and master files to new data centers, presents significant conversion risks which could cause failures in our IT systems and disrupt our operations.

THE DEVELOPMENT OF NEW, MORE COST-EFFECTIVE TESTS THAT CAN BE PERFORMED BY PHYSICIANS IN THEIR OFFICES OR BY PATIENTS COULD NEGATIVELY IMPACT OUR TESTING VOLUME AND NET REVENUES

     The diagnostics testing industry is faced with changing technology and new product introductions. Advances in technology may lead to the development of more cost-effective tests that can be performed outside of an independent clinical laboratory such as (1) point-of-care tests that can be performed by physicians in their offices and (2) home testing that can be performed by patients. Development of such technology and its use by our customers would reduce the demand for our laboratory testing services and negatively impact our revenues. Currently, most clinical laboratory testing is categorized as "high" or "moderate" complexity, and thereby subject to extensive and costly regulation, under the Clinical Laboratory Improvement Amendments of 1988, or CLIA. The cost of compliance with CLIA makes it not cost effective for most physicians to operate clinical laboratories in their offices; other laws limit the ability of physicians to have ownership in a laboratory and refer tests to such laboratory. However, manufacturers of laboratory equipment and test kits could seek to increase their sales by marketing point of care laboratory equipment to physicians and by selling test kits approved for home use to both physicians and patients. Over-the-counter diagnostics tests are automatically deemed to be "waived" tests under CLIA, which may then be performed in physician office laboratories as well as by patients in their homes with minimal regulatory oversight. The Food and Drug Administration, or FDA, has regulatory responsibility over instruments, test kits, reagents and other devices used by clinical laboratories and recently has taken responsibility from Center for Disease Control, or CDC, for test classification. Increased approval of home test kits could lead to increased testing by physicians in their offices, which could affect our market for laboratory testing services and negatively impact our revenues.

EFFORTS BY THIRD PARTY PAYERS, INCLUDING THE GOVERNMENT, TO REDUCE UTILIZATION AND PRICING COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR NET REVENUES AND PROFITABILITY

     Government payers, such as Medicare and Medicaid, as well as private payers, including managed care organizations, have taken steps and may continue to take steps to control the cost, utilization and delivery of healthcare services, including clinical laboratory services. Primarily as a result of recent reimbursement rate reductions and utilization controls implemented by government regulations, the percentage of our aggregate net revenues derived from Medicare programs declined from 20% in 1995 to 13% in 2000. For a more detailed description of the developments in government regulations, we urge investors to read carefully our most recent annual report on Form 10-K filed with the SEC and incorporated by reference into this prospectus.

     In addition to changes in government reimbursement programs, private payers, including managed care organizations, are demanding discounted fee structures or the assumption by clinical laboratory service providers of all or a portion of the financial risk through capitated payment contracts. Under capitated payment contracts, clinical laboratories receive a fixed monthly fee per individual enrolled with the managed care organization for all laboratory tests performed during the month. In particular, managed care organizations, which have significant bargaining power, frequently negotiate for capitated payment contracts. In 2000, we derived approximately 9% of our revenues from capitated payment contracts with managed care organizations. As the number of patients covered by managed care organizations increased, more patients were covered under capitated payment contracts, which resulted in reduced opportunities for higher priced fee-for-service business and adversely affected our profit margin.

     We expect efforts to impose reduced reimbursements and more stringent cost controls by government and other payers to continue. If we cannot offset additional reductions in the payments we receive for our services by reducing costs, increasing test volume and/or introducing new procedures, it could have a material adverse impact on our net revenues and profitability.

FAILURE TO PROVIDE A HIGHER QUALITY OF SERVICE THAN THAT OF OUR COMPETITORS COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR NET REVENUES

     While there has been significant consolidation in the clinical laboratory testing business in recent years, it remains a fragmented and highly competitive industry. We compete with three types of laboratory providers: hospital-affiliated laboratories, other independent clinical laboratories and physician-office laboratories. Most physicians have admitting privileges or other relationships with hospitals as part of their medical practice. Almost all hospitals maintain an on-site laboratory to perform routine clinical testing on their in-patients and out-patients. Many hospitals leverage their relationships with community physicians and encourage the physicians to send their outreach (non-hospital patients) testing to the hospital's laboratory. In addition, hospitals that own physician practices generally require the physicians to refer tests to the hospital's affiliated laboratories. As a result of this affiliation between hospitals and community physicians, we compete against hospital-affiliated laboratories primarily based on quality of service. Our failure to provide service superior to hospital-affiliated laboratories and other laboratories could have a material adverse impact on our net revenues.

IF WE FAIL TO COMPLY WITH EXTENSIVE LAWS AND REGULATIONS, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS

     We are subject to extensive and frequently changing federal, state and local laws and regulations. We believe that, based on our experience with government settlements and public announcements by various government officials, the federal government's position on healthcare fraud continues to harden. In addition, legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While we believe that we are in material compliance with all applicable laws, many of the regulations applicable to us, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require us to make changes in our operations, including our billing practices. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

     During the mid-1990s, Quest Diagnostics and SBCL settled government claims that primarily involved industry-wide billing and marketing practices that both companies believed to be lawful. The aggregate amount of the settlements for these claims exceeded $500 million. The federal or state governments may bring additional claims based on new theories as to our practices that we believe to be in compliance with law. The federal government has substantial leverage in negotiating settlements since the amount of potential fines far exceeds the rates at which we are reimbursed and the government has the remedy of excluding a non-compliant provider from participation in the Medicare program, which represented approximately 13% of our consolidated net revenues during 2000.

     There remain pending against Quest Diagnostics and SBCL private claims arising out of the settlement of the government claims, including several class actions brought against SBCL. We believe that our reserves with respect to such claims are adequate. However, we understand that there may be pending qui tam, or "whistle blower," claims brought by former employees or others as to which we have not been provided with a copy of the complaint and accordingly cannot determine the extent of any potential liability. Liabilities with respect to the claims that we know are pending against SBCL are generally covered by an indemnification from SmithKline Beecham. The indemnities we obtained from SmithKline Beecham in connection with liabilities from government investigations do not cover governmental claims that arise after the closing date of the SBCL acquisition, private claims unrelated to the governmental claims or investigations subject to SBCL indemnification, and any consequential or incidental damages relating to the billing claims, including losses of revenues and profits as a consequence of exclusion from participation in federal or state health care programs. For additional information, see our most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Commission and incorporated by reference into this prospectus.


THE FINAL PRIVACY REGULATIONS THAT WILL TAKE EFFECT IN 2003 AND PROPOSED FEDERAL SECURITY REGULATIONS UNDER THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 WILL INCREASE OUR COSTS AND COULD LIMIT OUR ABILITY TO PROVIDE MEDICAL INFORMATION.


     Pursuant to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, on December 28, 2000, the Secretary of the Department of Health and Human Services, or HHS, issued final regulations that established comprehensive federal standards with respect to the use and disclosure of protected health information by health plans, healthcare providers and healthcare data clearinghouses. The regulations establish a complex regulatory framework on a variety of subjects, including:

     - the circumstances under which disclosures and uses of protected health information require a general patient consent, specific authorization by the patient, or no patient consent or authorization;

     - the content of notices of privacy practices for protected health information;

     - patients' rights to access, amend, and receive an accounting of the disclosures and uses of protected health information; and

     - administrative, technical and physical safeguards required of entities that use or receive protected health information.

     The regulations establish a "floor" and do not supersede state laws that are more stringent. Therefore, we are required to comply with both federal privacy standards and varying state privacy laws. In addition, for healthcare data transfers relating to citizens of other countries, we will need to comply with the laws of other countries. The federal privacy regulations became effective in April 2001 for healthcare providers, but healthcare providers have until April 2003 to comply with the regulations. In addition, final standards for electronic transactions were issued in August 2000 and will become effective in October 2002. These regulations provide uniform standards for code sets (codes representing medical procedures and laboratory tests and diagnosis codes which are used, among others, in connection with the identification and billing of medical procedures and laboratory tests), electronic claims, remittance advice, enrollment, eligibility and other electronic transactions. Finally, the proposed security and electronic signature regulations issued by the Secretary of HHS in August 1998 pursuant to HIPAA are expected to be finalized this year. HIPAA provides for significant fines and other penalties for wrongful disclosure of protected health information. Compliance with the HIPAA requirements, when finalized, will require significant capital and personnel resources from all healthcare organizations, including ours. However, we will not be able to estimate the cost of complying with all of these regulations, which we expect to be significant, until after all the regulations are finalized. These regulations, when finalized and effective, could also restrict our ability to use our laboratory database to provide medical information for purposes other than payment, treatment or healthcare operations, except for information that does not identify a patient.

OUR TESTS AND BUSINESS PROCESSES MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD CAUSE US TO ENGAGE IN COSTLY LITIGATION, PAY SUBSTANTIAL DAMAGES OR PROHIBIT US FROM SELLING OUR TESTS

     Other companies or individuals, including our competitors, may obtain patents or other property rights that would prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. As a result, we may be involved in intellectual property litigation and we may be found to infringe on the proprietary rights of others, which could force us to do one or more of the following:

     - cease developing, performing or selling products or services that incorporate the challenged intellectual property;

     - obtain and pay for licenses from the holder of the infringed intellectual property right;

     - redesign or reengineer our tests;

     - change our business processes; or

     - pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

     Patents generally are not issued until several years after an application is filed. The fact that, before a patent is issued to a third party, we may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, tests that we develop could become the subject of infringement claims if a third party obtains a patent covering those tests.

     Infringement and other intellectual property claims, whether with or without merit, can be expensive and time-consuming to litigate. In addition, any requirement to reengineer our tests or change our business processes could substantially increase our costs, force us to interrupt product sales or delay new test releases. In the past, we have settled several disputes regarding our alleged infringement of intellectual property of third parties. We are currently involved in settling several additional disputes. We do not believe that resolution of these disputes will have a material adverse effect on our operations or financial condition. However, infringement claims could arise in the future as patents could be issued on tests or processes that we may be performing, particularly in such emerging areas as gene based testing and other specialty testing.

PROFESSIONAL LIABILITY LITIGATION COULD HAVE AN ADVERSE IMPACT ON OUR CLIENT BASE AND REPUTATION

     As a general matter, providers of clinical laboratory testing services may be subject to lawsuits alleging negligence or other similar legal claims. These suits could involve claims for substantial damages. Any professional liability litigation could also have an adverse impact on our client base and reputation. We maintain liability insurance for professional liability claims, subject to maximum limits and self-insured retention. Our management believes that the levels of coverage are adequate to cover currently estimated exposures.

FEDERAL AND STATE LAWS PERMIT A COURT TO VOID A GUARANTEE ISSUED BY ANY OF OUR SUBSIDIARIES IF THE COURT FINDS THE GUARANTEE TO CONSTITUTE A FRAUDULENT CONVEYANCE


     Our obligations under the debt securities may be guaranteed to the extent described in this prospectus, and as further described in any prospectus supplement, by our subsidiaries. These guarantees are subject to attack under various federal and state fraudulent conveyance laws enacted for the protection of creditors.


     The issuance of a guarantee by any of our subsidiaries will constitute a fraudulent conveyance if

     - the guarantee was incurred by the subsidiary with the intent to hinder, delay or defraud any present or future creditor; or


     - the subsidiary did not receive fair consideration for issuing the guarantee and such subsidiary (1) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (2) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital to carry on its business or (3) intended to incur debts beyond its ability to pay such debts as they matured.



     Generally, an entity will be considered insolvent if:



     - the sum of its debts is greater than the fair value of its property,



     - the present fair value of its assets is less than the amount that it will be required to pay on its existing debts as they become due, or



     - it cannot pay its debts as they become due.



     If a court finds a guarantee issued by a subsidiary of ours to constitute a fraudulent conveyance, the court could give a lower priority to, or subordinate, the claims of our debt securities against this subsidiary to the claims of other creditors of this subsidiary. In addition, a court could avoid all or part of the guarantee. To the extent the guarantee issued by a subsidiary of ours was voided as a fraudulent conveyance, the holders of our debt securities would cease to have any claim against the subsidiary and would be creditors solely of Quest Diagnostics and any other subsidiary guarantor which was not found to have made a fraudulent conveyance. See "Description of Debt
Securities -- Guarantees."

OUR SUBSTANTIAL DEBT MAY IMPAIR OUR FINANCIAL AND OPERATING FLEXIBILITY

     We have a significant amount of debt. As of March 31, 2001, we had approximately $1 billion of debt outstanding. As of March 31, 2001, the aggregate amount of principal and interest payment obligations in respect of our debt, including capital leases, for each of the next five years are as follows:

TWELVE MONTHS ENDED DECEMBER 31,  PRINCIPAL    INTEREST     TOTAL
--------------------------------  ---------    --------    --------
                                           (IN THOUSANDS)
2001..........................    $265,408     $98,147     $363,555
2002..........................       7,337      95,465      102,802
2003..........................      32,434      90,584      123,018
2004..........................       6,666      88,875       95,541
2005..........................       6,706      88,091       94,797


     We determined the interest payment amounts in the table above using actual interest expense for the three months ended March 31, 2001, and for subsequent periods, the interest rates in effect as of March 31, 2001, after considering the impact of our interest rate swap agreements on amounts of interest payable on our debt carrying variable interest rates.



     At March 31, 2001, we had approximately $848 million of variable interest rate debt outstanding. Our credit agreement requires us to mitigate the risk of changes in interest rates associated with a portion of our debt carrying variable interest rates through the use of interest rate swap agreements. Under such arrangements, we convert the variable interest rates on a portion of our debt to fixed interest rates. As of March 31, 2001, we have entered into interest rate swap agreements pursuant to which we have effectively converted $410 million of our variable interest rate debt into fixed interest rate debt. These agreements, which relate to different amounts of variable interest rate debt, mature at various dates through November 2002.



     Based on our net exposure to interest rate changes, an assumed 10% increase in interest rates would result in an increase between $3 million and $5 million in annual interest payments during the next five twelve month periods ending December 31, 2005, after considering the impact of our interest rate swap agreements on amounts of interest payable on our debt carrying variable interest rates. The primary interest rate exposures on our debt carrying variable interest rates are with respect to interest rates on United States dollars as quoted in the London interbank market.


     Our debt agreements contain various restrictive covenants. All these restrictions, together with our high level of debt, could:

     - limit our ability to use operating cash flow in other areas of our business, because we must use a portion of these funds to make principal and interest payments on our debt; and

     - increase our vulnerability to interest-rate fluctuations because the debt under our credit facility is at variable interest rates.

     Our ability to make principal and interest payments on our debt and to satisfy our other debt obligations will depend upon our ability to generate cash in the future. If we do not generate sufficient cash flow to meet our debt service requirements, we may need to seek additional financing. This may make it more difficult for us to obtain financing on terms that are acceptable to us, or at all. For additional information regarding our debt, including interest rates and related payment obligations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2000 filed with the SEC and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC.

FUTURE SALES BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT OUR COMMON STOCK PRICE


     As of June 1, 2001, in addition to the shares of our common stock that may be offered by this prospectus, approximately 10.4 million shares of our common stock are issuable upon exercise of outstanding stock options under our employee stock options plan and non-employee director stock option plan and an additional approximately 9.1 million shares of our common stock are reserved for issuance of additional options and shares under these plans. We also issue shares of our common stock under our employee stock purchase plan, employee stock ownership plan and supplemental deferred compensation plan. In addition, SmithKline Beecham, which owns about 22.2 million shares of our common stock or about 23.5% of our outstanding common stock as of June 1, 2001, is entitled to demand up to four times that we register its shares of our common stock and to participate in registered offerings initiated by us or a third party. Sale of a substantial number of our common stock in the market could adversely affect the price of our common stock.


CERTAIN PROVISIONS OF OUR CHARTER, BY-LAWS AND DELAWARE LAW MAY DELAY OR PREVENT A CHANGE OF CONTROL OF OUR COMPANY

     Our corporate documents and Delaware law contain provisions that may enable our management to resist a change of control of our company. These provisions include a staggered board of directors, limitations on persons authorized to call a special meeting of stockholders and advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before an annual meeting of stockholders. We also have a rights plan designed to make it more costly and thus more difficult to gain control of our company. These anti-takeover defenses might discourage, delay or prevent a change of control. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our board of directors.

               RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Set forth below is information concerning our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends. These ratios show the extent to which our business generates enough earnings after the payment of all expenses other than interest and preferred stock dividends to make required interest and dividend payments on our debt and preferred stock.

     For this purpose, earnings consist of pretax income plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, representing that portion of rental expense we deemed representative of an appropriate interest factor. Preferred stock dividends consist of the amount of pretax earnings required to pay the dividends on outstanding preference securities.

                                                  THREE
                                                  MONTHS
                                                  ENDED
                                                MARCH 31,            YEAR ENDED DECEMBER 31,
                                               ------------    ------------------------------------
                                                   2001        2000    1999    1998    1997    1996
                                               ------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges...........      3.1x        2.4x    1.2x    2.0x     (a)     (a)
Ratio of earnings to combined fixed charges
  and preferred stock dividends..............      3.1x        2.4x    1.3x    2.0x     (a)     (a)

---------------
(a) Earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividend requirements by the following amounts in the years indicated:

                              YEAR ENDED DECEMBER 31,
                              -----------------------
                                1997          1996
                              ---------    ----------
                              (DOLLARS IN THOUSANDS)
                               $16,578      $676,202

                                USE OF PROCEEDS

     Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures and acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to such offering. We will not receive any proceeds from the sale of our common stock by SmithKline Beecham pursuant to the registration statement of which this prospectus is a part.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Our subsidiary guarantors do not file separate financial statements with the SEC and do not independently publish their financial statements. Instead, our subsidiary guarantors' financial condition, results of operation and cash flows are consolidated into our financial statements.

     We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

     The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

     We incorporate by reference the documents listed below:

     1. Our current report on Form 8-K filed on October 31, 2000;

     2. Our annual report on Form 10-K for the fiscal year ended December 31, 2000;


     3. Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2001;



     4.Our current report on Form 8-K filed on June 1, 2001; and



     5. The description of our common stock contained in our registration statement on Form 10, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 on September 23, 1996, as amended by Amendment No. 1 on Form 10/A, filed on November 6, 1996, Amendment No. 2 on Form 10/A, filed on November 19, 1996, Amendment No. 3 on Form 10/A filed on November 25, 1996 and Amendment No. 4 on Form 10/A filed on November 26, 1996.


     You may request a copy of these filings, at no cost, by writing or telephoning our Corporate Secretary at the following address:

         Quest Diagnostics Incorporated
         One Malcolm Avenue
         Teterboro, New Jersey 07608
         Attention: Corporate Secretary
         (201) 393-5000

     We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 on or (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering made hereby.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operation and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and other materials we have filed or may file with the SEC, as well as information included in other written statements made, or to be made, by us, contain, or will contain, disclosures which are "forward-looking statements." Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements address, among other things, our strategic objectives, the benefits of and potential cost savings from our acquisition of SmithKline Beecham Clinical Laboratories, Inc. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations and future financial condition and results, including, but not limited to, the risks described in our Annual Report on Form 10-K and under "Risk Factors" in this prospectus and the applicable prospectus supplement.

     As a consequence, current plans, anticipated actions and future financial conditions and results may differ significantly from those expressed in any forward-looking statements made by or on behalf of our company.

                            SECURITIES WE MAY ISSUE

OVERVIEW

     This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, then describes the terms of the three basic categories of securities:

     - our debt securities, which may be senior or subordinated;

     - our preferred stock, which may be issued in the form of depositary shares representing fractions of shares of preferred stock; and

     - our common stock.

PROSPECTUS SUPPLEMENTS

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.

LEGAL OWNERSHIP OF SECURITIES

  HOLDERS OF SECURITIES

     BOOK-ENTRY HOLDERS. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may issue shares of common stock and shares of preferred stock in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

     STREET NAME HOLDERS. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

     LEGAL HOLDERS. We, and any third parties employed by us or acting on your behalf, such as trustees, depositories and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

     When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

     SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

     WHAT IS A GLOBAL SECURITY? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.

     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under "-- Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the securities to be registered in his or her name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

     - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "-- Holders of Securities" above.

     - An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

     - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

     - DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

     - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

     SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Legal Ownership of Securities -- Holders of Securities."

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

     - if we elect to terminate that global security; or

     - if an event of default has occurred with regard to securities represented by that global security and it has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

     As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution, in this case, The Bank of New York, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

     - First, subject to some limitations, the trustee can enforce your rights against us if we default.

     - Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.


     Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the "indentures." In addition, because our debt securities may or may not be guaranteed by our subsidiary guarantors, our references to subsidiary guarantors are applicable only if the prospectus supplement indicates that the debt securities will be guaranteed by our subsidiary guarantors.


     Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See "Where You Can Find More Information," for information on how to obtain copies of the indentures.

GENERAL

     The debt securities will be unsecured obligations of our company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future senior indebtedness, as defined below.

     To the extent that our debt securities are guaranteed, the debt securities described in this prospectus may be fully and unconditionally guaranteed on a joint and several basis by any of the following wholly-owned subsidiaries: Quest Diagnostics Holdings Incorporated, Quest Diagnostics Clinical Laboratories, Inc., Quest Diagnostics Incorporated (CA), Quest Diagnostics Incorporated (MD), Quest Diagnostics LLC, Quest Diagnostics Incorporated (MI), Quest Diagnostics Incorporated (CT), Quest Diagnostics Incorporated (MA), Quest Diagnostics of Pennsylvania Inc., Quest Diagnostics Incorporated (OH), Metwest Inc., Nichols Institute Diagnostics, DPD Holdings, Inc., Diagnostics Reference Services Inc., Pathology Building Partnership, Quest Diagnostics Investments Incorporated, Quest Diagnostics Finance Incorporated and Laboratory Holdings Incorporated. Guarantees of our senior debt securities will be unsecured senior obligations of our subsidiary guarantors and will rank equally with all other unsecured and unsubordinated obligations of such subsidiary guarantors. Guarantees of our subordinated debt securities will be unsecured subordinated obligations of our subsidiary guarantors and will be subordinate in right of payment to the prior payment in full of all guarantees by our subsidiary guarantors of our senior indebtedness.


     Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of any of our subsidiaries not giving a guarantee, and would be so subordinated if a guarantee issued by any of our subsidiary guarantors were avoided or subordinated in favor of the subsidiary guarantor's other creditors. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."

     You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

     - The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

     - The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

     - The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

     - The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

     - The place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

     - Any optional redemption provisions.

     - Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

     - Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

     - Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

     - If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

     - Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities.

     - Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

     - If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

     - If the debt securities are not to be issued in book-entry form only and held by The Depositary Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

     - If other than US dollars, the currency or currencies of such debt securities.

     - The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

     - The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

     - Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

     - A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

     - Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

     - Whether payment of any amounts due under the applicable indenture will be guaranteed by one or more of our subsidiaries.

     - Any other terms of the debt securities that are consistent with the provisions of the indenture.

     For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on debt securities will include additional amounts if required by the terms of such debt securities.

     The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "debt securities" means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

     We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

     There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

     We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

GUARANTEES


     Each of our subsidiaries may fully and unconditionally guarantee the payment of the principal of, premium and interest on our debt securities. The guarantees of the debt securities will be endorsed on the debt securities and will be unsecured obligations of our subsidiary guarantors. Guarantees of our senior debt securities will be unsecured senior obligations of our subsidiary guarantors. The guarantees of a particular subsidiary guarantor will rank equally with all other unsecured and unsubordinated obligations of that subsidiary guarantor. Guarantees of our subordinated debt securities will be unsecured subordinated obligations of our subsidiary guarantors. The guarantees of a particular subsidiary guarantor will be subordinate in right of payment to the prior payment in full of all guarantees by that subsidiary guarantor of our senior indebtedness and will rank equally with all other unsecured and subordinated obligations of that subsidiary guarantor.

     Our wholly-owned subsidiaries that may from time to time guarantee our debt securities are the following: Quest Diagnostics Holdings Incorporated, Quest Diagnostics Clinical Laboratories, Inc., Quest Diagnostics Incorporated (CA), Quest Diagnostics Incorporated (MD), Quest Diagnostics LLC, Quest Diagnostics Incorporated (MI), Quest Diagnostics Incorporated (CT), Quest Diagnostics Incorporated (MA), Quest Diagnostics of Pennsylvania Inc., Quest Diagnostics Incorporated (OH), Metwest Inc., Nichols Institute Diagnostics, DPD Holdings, Inc., Diagnostics Reference Services Inc., Pathology Building Partnership, Quest Diagnostics Investments Incorporated, Quest Diagnostics Finance Incorporated and Laboratory Holdings Incorporated. Together, these subsidiaries operate substantially all of our business.


     Applicable indentures will provide that the obligations of each subsidiary guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable United States federal or state laws. Application of this clause could limit the amount that holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of our debt securities, will have agreed to such limitations. See "Risk Factors -- Federal and state laws permit a court to void a guarantee issued by any of our subsidiaries if the court finds the guarantee to constitute a fraudulent conveyance."


CONVERSION AND EXCHANGE

     If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

     - the conversion price or exchange ratio, or the calculation method for such price or ratio;

     - the conversion or exchange period, or how such period will be determined;

     - if conversion or exchange will be mandatory or at the option of the holder or our company;

     - provisions for adjustment of the conversion price or the exchange ratio; and

     - provisions affecting conversion or exchange in the event of the redemption of the debt securities.

     Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

ADDITIONAL MECHANICS

     FORM, EXCHANGE AND TRANSFER

     The debt securities will be issued:

     - as registered securities; or

     - as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached); or

     - in global form, see "Securities We May Issue -- Global Securities;" or

     - in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities.

     You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

     You may exchange or transfer registered securities of a series at the office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attn:
Corporate Trust -- Trustee Administration. The trustee maintains the list of registered holders and acts as our agent for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our agent or act as our own agent. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

     If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

     PAYING AND PAYING AGENTS

     If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

     With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn:
Corporate Trust Administration. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

     "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

     If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in US dollars will be made at the office of our paying agent in The City of New York if (but only if) payment of the full amount in US dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

     We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

     NOTICES

     With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

EVENTS OF DEFAULT

     You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

     WHAT IS AN EVENT OF DEFAULT? The term "event of default" in respect of the debt securities of your series means any of the following:


     - We and any of our subsidiary guarantors do not pay the principal of or any premium on a debt security of such series on its due date.



     - We and any of our subsidiary guarantors do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.


     - We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.


     - We or any of our subsidiary guarantors remains in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.



     - We or any of our subsidiary guarantors files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.


     - Any of our of subsidiary guarantors repudiates its obligations under any subsidiary guarantee or, except to the extent contemplated by the related indenture, any subsidiary guarantee is determined to be unenforceable or invalid or shall for any reasons cease to be in full force and effect.

     - Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

     The events of default described above may be modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

     REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an "indemnity". If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or event of default.

     Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - You must give the trustee written notice that an event of default has occurred and remains uncured.

     - The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

     - The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

     - The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

     Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

     "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION OR TO MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

     Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

     Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

     - either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

     - immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

     - we must deliver certain certificates and documents to the trustee; and

     - we must satisfy any other requirements specified in the prospectus supplement.

MODIFICATION OR WAIVER

     There are three types of changes we can make to the indentures and the debt securities.

     CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

     - changing the stated maturity of the principal of or interest on a debt security;

     - reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

     - adversely affecting any right of repayment at the holder's option;

     - changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security;

     - impairing your right to sue for payment or to convert or exchange a security;

     - in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities;

     - in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness;

     - reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

     - reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

     - reducing the requirements for quorum or voting with respect to the debt securities;

     - modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements;

     - change in any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances; and

     - other provisions specified in the prospectus supplement.


     CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us and our subsidiary guarantors to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we and our subsidiary guarantors cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under "-- Changes Requiring Your Approval" unless we and our subsidiary guarantors obtain your individual consent to the waiver.


     CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act do not require any vote by holders of debt securities.

     FURTHER DETAILS CONCERNING VOTING. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

     - for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

     - for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

     Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance -- Full Defeasance."

     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

     We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

     "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

SATISFACTION AND DISCHARGE


     The indentures will cease to be of further effect, and we and our subsidiary guarantors will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when the following conditions have been satisfied:


     - all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year,

     - we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable),

     - we have paid or caused to be paid all other sums payable under the indentures in respect of that series, and

     - we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that all these conditions have been complied with.

     We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

DEFEASANCE

     The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.


     FULL DEFEASANCE. If there is a change in federal tax law, as described below, we can legally release ourselves and our subsidiary guarantors from any payment or other obligations on the debt securities, called "full defeasance", if we put in place the following other arrangements for you to be repaid:


     - We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

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

     - Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

     - We must comply with any additional provisions set forth in the prospectus supplement.


     If we accomplish a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us or our subsidiary guarantors for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under "-- Subordination."



     COVENANT DEFEASANCE. Under current federal tax law, we can make the same type of deposit described above and be released and cause our subsidiary guarantors to be released, from the restrictive covenants in the debt securities, if any. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under "-- Subordination." In order to achieve covenant defeasance, we must do the following:


     - We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

     - We must comply with any additional provisions set forth in the prospectus supplement.

     If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

     - any promises of our subsidiary guarantors relating to their guarantees, the conduct of their business and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement;

     - our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

     - the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.


     If we accomplish covenant defeasance, you can still look to us and our subsidiary guarantors for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.



     In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us and our subsidiary guarantors from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

RANKING

     Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See "-- Subordination" for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties. In addition, the senior and subordinated debt securities, if they are not guaranteed by our subsidiaries, will be effectively subordinated to the indebtedness of our subsidiaries.

SUBORDINATION

     Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

     The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the senior indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

     - We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

     - We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

     - The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under "-- Events of Default."

     In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our senior indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

     These subordination provisions mean that if we are insolvent a holder of senior indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our senior indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of senior indebtedness and more than a holder of subordinated debt securities.

     The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

     "Senior indebtedness" is defined in the subordinated indenture as the principal of, and premium, if any, and unpaid interest on

     - indebtedness of Quest Diagnostics whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities. This includes the indebtedness of others guaranteed by Quest Diagnostics but excludes the debt securities Quest Diagnostics issued under the subordinated indenture and the 10 3/4% senior subordinated notes due 2006 of Quest Diagnostics, and

     - renewals, extensions, modifications and refunding of any such indebtedness.

     If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

THE TRUSTEE

     The initial trustee under each indenture will be The Bank of New York. The Bank of New York will also be the initial paying agent and registrar for the debt securities. The Bank of New York is also the trustee and note registrar for our 10 3/4% senior subordinated notes due 2006.

     Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

     Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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

                       DESCRIPTION OF THE PREFERRED STOCK
                     AND THE DEPOSITARY SHARES REPRESENTING
                      FRACTIONAL SHARES OF PREFERRED STOCK

     This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

     This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

BOOK-ENTRY SECURITIES

     The preferred stock may be issued in whole or in part in the form of one or more global securities. See "Securities We May Issue" for additional information about your limited rights as the beneficial owner of a global security.

OUR SERIES OF PREFERRED STOCK


     Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 10,000,000 shares of preferred stock. As of June 1, 2001, we had previously authorized:


     - 1,000 shares of voting cumulative preferred stock, par value $1.00 per share, all of which are issued and outstanding; and


     - 1,300,000 shares of series A preferred stock par value $1.00 per share, none of which are expected to be issued nor are any outstanding; series A preferred stock will be issued pursuant to our rights agreement as described under "Description of Common Stock -- Rights Agreement."


VOTING CUMULATIVE PREFERRED STOCK

     We have 1,000 outstanding shares of voting cumulative preferred stock, all of which are owned by Corning Incorporated. The shares of our voting cumulative preferred stock rank senior to our common stock and series A preferred stock; they have a liquidation preference of $1,000 per share over the shares of our common stock and receive quarterly dividends payable in cash at the greater of
(1) 10% per annum or (2) the yield to maturity of our 10 3/4% notes expressed as a percentage plus 1%. The voting cumulative preferred stock has one vote per share and votes together with our common stock as a single class. The voting cumulative preferred stock also votes as a separate class on any amendment to our certificate of incorporation that adversely affects the rights of such preferred stock, subject to certain exceptions. We may redeem all the shares of our voting cumulative preferred stock beginning on January 1, 2003. The initial redemption price is 106% of the liquidation preference per share, plus accrued and unpaid dividends. The redemption price will decline each year after 2003 and will be 100% of the liquidation preference, plus accrued and unpaid dividends, on or after January 1, 2006. On January 1, 2022, we must redeem all of the then outstanding shares of voting cumulative preferred stock at a redemption price equal to the liquidation preference.

TERMS OF FUTURE SERIES OF PREFERRED STOCK

     Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series. Any undesignated preferred stock issued by us may:

     - rank prior to our common stock as to dividend rights, liquidation preference or both;

     - have full or limited voting rights; and

     - be convertible into shares of common stock or other securities.

     The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by our board of directors pursuant to a certificate of designation. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which may include the following:

     - the maximum number of shares in the series;

     - the designation of the series;

     - the terms of any voting rights of the series;

     - the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

     - whether the shares of such series shall be redeemable by us and, if so, the times, prices and other terms and conditions of such redemption;

     - the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of our company;

     - whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     - whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

     - the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

     - the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

     - whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "-- Depositary Shares";

     - any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

     - our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

     The preferred stock will, when issued, be fully paid and nonassessable. We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe its selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of our company or to vote on any other matter of our company.

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

DEPOSITARY SHARES

     This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share, and any general terms outlined in this section that will not apply to those depositary shares.

     We have summarized certain terms and provisions of the depositary agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We will file the form of depositary agreement, including the form of depositary receipt, as an exhibit to the registration statement, of which this prospectus is a part. You should read the forms of depositary agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

     GENERAL. We may offer fractional interests in preferred stock rather than full shares of preferred stock. If this occurs, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

     The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a depositary. For these purposes, the depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. We will name the depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the depositary agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

     If you surrender depositary receipts at the principal office of the depositary, unless the related depositary shares have previously been called for redemption, you are entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such shares under the depositary agreement or to receive depositary shares in exchange for such preferred stock.

     DIVIDENDS AND OTHER DISTRIBUTIONS. The depositary will distribute all cash dividends or other distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. THE BALANCE NOT DISTRIBUTED WILL BE ADDED TO AND TREATED AS PART OF THE NEXT SUM RECEIVED BY THE DEPOSITARY FOR DISTRIBUTION TO RECORD HOLDERS OF DEPOSITARY SHARES.

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

     If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

     The depositary agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

     CONVERSION AND EXCHANGE. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

     REDEMPTION OF DEPOSITARY SHARES. If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the depositary.

     VOTING THE PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

     The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

     TAXATION. Provided that each obligation in the depositary agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

     - No gain or loss will be recognized for federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the depositary agreement.

     - The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock.

     - The holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

     AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between our company and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A depositary agreement may be terminated by us or the depositary only if:

     - All outstanding depositary shares relating to the depositary agreement have been redeemed.

     - There has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business and the distribution has been distributed to the holders of the related depositary shares.

     CHARGES OF DEPOSITARY. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the depositary agreement.

     MISCELLANEOUS. We will forward to the holders of depositary shares all reports and communications that it must furnish to the holders of the preferred stock.

     Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the depositary's obligations under the depositary agreement will be limited to performance in good faith of duties set forth in the depositary agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

     RESIGNATION AND REMOVAL OF DEPOSITARY. The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

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                          DESCRIPTION OF COMMON STOCK


     Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of June 1, 2001, there were 94,316,052 shares of common stock outstanding held of record by approximately 6,800 stockholders, and 1,000 shares of preferred stock outstanding held of record by Corning Incorporated. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC.


COMMON STOCK

     Holders of our common stock are entitled to receive, as, when and if declared by our board of directors, dividends and other distributions in cash, stock or property from our assets or funds legally available for those purposes subject to any dividend preferences that may be attributable to preferred stock. Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders may vote. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution, subject to any prior rights of any holders of preferred stock then outstanding.

     Our common stock is traded on the New York Stock Exchange under the symbol "DGX."

DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS MAY HAVE AN ANTI-TAKEOVER EFFECT

     Provisions in our certificate of incorporation, bylaws and Delaware law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise. We are governed by the provisions of Section 203 of the Delaware General Corporate Law, which provides that a person who owns (or within three years, did own) 15% or more of a company's voting stock is an "interested stockholder." Section 203 prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period commencing three years from the date in which the person became an interested stockholder unless:

     - the board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation (excluding shares owned by officers, directors, or certain employee stock purchase plans); or

     - at or subsequent to the time the transaction is approved by the board of directors, there is an affirmative vote of at least 66.67% of the outstanding voting stock.

     Section 203 could prohibit or delay mergers or other takeover attempts against us, and accordingly, may discourage attempts to acquire us through tender offer, proxy contest or otherwise.

     Our certificate of incorporation and bylaws include certain restrictions on who may call a special meeting of stockholders and prohibit certain actions by written consent of the holders of common stock. These provisions could delay, deter or prevent a future takeover or acquisition of us unless such takeover or acquisition is approved by the board of directors. We have a staggered board of directors, so that it would take three successive annual meetings to replace all directors. Our certificate of incorporation also requires the approval of holders of at least 80% of the voting power of the outstanding capital stock of our company entitled to vote generally in the election of directors as a condition for mergers and certain other business combinations with any beneficial owner of more than 10% of such voting power or an interested stockholder, unless (1) the transaction is approved by at least a majority of directors which are not affiliated or associated with the interested stockholder with whom we are seeking a business combination or (2) certain minimum price, form of consideration and procedural requirements are met.

RIGHTS AGREEMENT

     On December 31, 1996, we adopted a shareholder rights agreement. As with most shareholder rights agreements, the terms of our rights agreement are complex and not easily summarized. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read our rights agreement, as amended, that is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.


     Our rights agreement provides that each of our common shares will have the right to purchase a unit consisting of one-hundredth of our series A preferred stock at a purchase price of $250. Each share of series A preferred stock is entitled to 100 votes per share and votes together with our common stock as a single class. The series A preferred stock is not redeemable. Holders of rights will have no rights as our stockholders, including the right to vote or receive dividends, simply by virtue of holding the rights.


     Initially, the rights under our rights agreement are attached to outstanding certificates representing our common shares and no separate certificates representing the rights will be distributed. The rights will separate from our common shares and be represented by separate certificates approximately 10 days after someone acquires or commences a tender or exchange offer for 20% of our outstanding common stock except in the case of SmithKline Beecham and its affiliates, who may acquire up to 29.5% of our outstanding common stock without triggering the separation of the rights from our common stock.

     After the rights separate from our common shares, certificates representing the rights will be mailed to record holders of our common shares. Once distributed, the rights certificates alone will represent the rights. All of our common shares issued prior to the date the rights separate from the common shares will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common shares. The rights will expire on December 31, 2006 unless earlier redeemed or exchanged by us.

     If a person or group obtains or has the right to obtain 20% or more of our common shares, then each holder of a right shall be entitled to receive common stock in lieu of the series A preferred stock upon exercise of the right and payment of the purchase price. The number of shares of common stock the holder of the right shall be entitled to receive shall have a value equal to two times the purchase price paid by such holder upon exercise of the right, unless our board of directors exercises its option pursuant to the rights agreement to exchange all or part of the outstanding rights for common stock at an exchange ratio of one common stock per right prior to a person or group beneficially owning 50% or more of our common shares. If our company is acquired in a merger, consolidation or other business combination or more than 50% of our assets is sold or transferred, each right will thereafter entitle the holder thereof to receive, upon the exercise of such right, common stock of the acquiring corporation having a value equal to two times the purchase price of such right.

     Our rights agreement may have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board to negotiate with an acquiror on behalf of all the stockholders. In addition, the rights should not interfere with a proxy contest.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for:

     - any breach of the director's duty of loyalty to our or its stockholders;

     - any act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law;

     - any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances; and

     - any transaction from which the directors derive an improper personal benefit.

     This provision, however, has no effect on the availability of equitable remedies such as an injunction or rescission. Additionally, this provision will not limit liability under state or federal securities laws.

     The certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by such law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Computershare Investors Services LLC, 2 North LaSalle Street, Chicago, Illinois 60602, and its telephone number at this location is (312) 588-4991.

                              SELLING STOCKHOLDER


     We have registered 3,000,000 shares of our common stock that may be offered by SmithKline Beecham in the registration statement of which this prospectus is a part. As of June 1, 2001, these shares represented 3.2% of the outstanding shares of our common stock and SmithKline Beecham held 22,128,672 shares of our common stock, representing approximately 23.5% of the outstanding shares of our common stock.



     In a letter agreement dated as of January 22, 2001, SmithKline Beecham has agreed that (1) it will not offer or sell any shares of common stock pursuant to such registration statement other than as part of an underwritten public offering; (2) the maximum number of shares of common stock that it will sell pursuant to such registration statement will equal the lesser of (a) 3,000,000 shares of common stock or (b) such number of shares of common stock having an aggregate offering price of $225 million; and (3) it will not make more than one offering of common stock pursuant to such registration statement. Since SmithKline Beecham may sell all or some of its shares of common stock that have been registered pursuant to such registration statement, no estimate can be made of the aggregate number of shares of common stock that will be owned by SmithKline Beecham upon completion of any such sale.

                              PLAN OF DISTRIBUTION

     We may sell the securities and SmithKline Beecham may sell shares of our common stock that it owns to one or more underwriters for public offering or to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities, and SmithKline Beecham has reserved the right to sell shares of our common stock that it owns, directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. In a letter agreement dated as of January 22, 2001, SmithKline Beecham has agreed that it will not offer or sell any common stock pursuant to this prospectus other than as part of an underwritten public offering.

     Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. We and SmithKline Beecham also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities, and in the case of SmithKline Beecham, our common stock, upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from us and SmithKline Beecham in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

     Any underwriting compensation paid by our company and SmithKline Beecham to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. SmithKline Beecham, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with our company and SmithKline Beecham, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

     Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, our company, SmithKline Beecham and certain of our affiliates and SmithKline Beecham's affiliate's in the ordinary course.

                           VALIDITY OF THE SECURITIES

     The validity of any securities issued hereunder will be passed upon for our company by Shearman & Sterling, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for any agents or underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Quest Diagnostics Incorporated and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference into this prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets at December 31, 1998 and 1997 and the related combined statements of operations, changes in parent's equity and cash flows for each of the three years ended December 31, 1998, of SmithKline Beecham Clinical Laboratories, Inc. and Certain Related Affiliates' have been incorporated by reference into this prospectus in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee.........  $  187,500
NYSE listing fee............................................  $   65,000
Legal fees and expenses.....................................  $  200,000
Transfer Agent's fees and expenses..........................  $   10,000
Trustee's fees and expenses.................................  $   20,000
Rating agency fees..........................................  $  360,000
Accounting fees and expenses................................  $  200,000
Blue Sky fees and expenses (including counsel fees).........  $   10,000
Printing expenses...........................................  $  400,000
Miscellaneous...............................................  $   47,500
                                                              ----------
          Total.............................................  $1,500,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

LIMITATION ON LIABILITY OF DIRECTORS

     Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), Paragraph 11 of our certificate of incorporation (the "Certificate") eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors (the "Board"). Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

INDEMNIFICATION AND INSURANCE

     In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 of the Certificate grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise.

     Paragraph 11 of the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

     In addition, Paragraph 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.

     In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.

     Paragraph 11 of the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

     Each of the form of underwriting agreement to be filed as Exhibits 1.1, 1.2 and 1.3 hereto will provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

     The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
            Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
            Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforeceable.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INCORPORATED

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chairman of
                                               the Board and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chairman of the Board, Chief Executive
--------------------------------------------------------    Officer and Director (principal executive
                   Kenneth W. Freeman                       officer)

                           *                              Corporate Vice President and Chief Financial
--------------------------------------------------------    Officer (principal financial officer)
                   Robert A. Hagemann

                           *                              Vice President, Corporate Controller and
--------------------------------------------------------    Chief Accounting Officer (chief accounting
                  Thomas F. Bongiorno                       officer)

                           *                              Director
--------------------------------------------------------
                    Kenneth D. Brody

                           *                              Director
--------------------------------------------------------
                   William F. Buehler

                           *                              Director
--------------------------------------------------------
                    Van C. Campbell

                           *                              Director
--------------------------------------------------------
                    Mary A. Cirillo

                           *                              Director
--------------------------------------------------------
                    William R. Grant

                           *                              Director
--------------------------------------------------------
                    Dan C. Stanzione

                           *                              Director
--------------------------------------------------------
                    Gail R. Wilensky

                           *                              Director
--------------------------------------------------------
                    John B. Ziegler

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS HOLDINGS
                                          INCORPORATED

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS CLINICAL
                                          LABORATORIES, INC.

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer (principal executive
--------------------------------------------------------  officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INCORPORATED (CA)

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer (principal executive
--------------------------------------------------------  officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INCORPORATED (MD)

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer (principal executive
--------------------------------------------------------  officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS LLC

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer (principal executive
--------------------------------------------------------  officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INCORPORATED (MI)

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INCORPORATED (CT)

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INCORPORATED (MA)

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS OF
                                          PENNSYLVANIA INC.

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1.


                                          QUEST DIAGNOSTICS INCORPORATED (OH)

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          METWEST INC.

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          NICHOLS INSTITUTE DIAGNOSTICS

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          DPD HOLDINGS, INC.

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          DIAGNOSTICS REFERENCE SERVICES INC.

                                          By:                  *
                                            ------------------------------------
                                              Kenneth W. Freeman, Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          LABORATORY HOLDINGS INCORPORATED

                                          By:                  *

                                            ------------------------------------
                                            Kenneth W. Freeman, Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              Chief Executive Officer
--------------------------------------------------------  (principal executive officer)
                   Kenneth W. Freeman

                           *                              President and Director
--------------------------------------------------------
                   Surya N. Mohapatra

                           *                              Vice President and Director
--------------------------------------------------------
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          PATHOLOGY BUILDING PARTNERSHIP
                                          By: Quest Diagnostics Incorporated
                                          (MD),
                                              General Partner

                                          By:                  *
                                            ------------------------------------
                                              Name: Kenneth W. Freeman
                                              Title:  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



SIGNATURE                                                                    TITLE
---------                                                                    -----
                           *                              Chief Executive Officer of Quest Diagnostics
--------------------------------------------------------    Incorporated (MD)
                   Kenneth W. Freeman

                           *                              President and Director of Quest Diagnostics
--------------------------------------------------------    Incorporated (MD)
                   Surya N. Mohapatra

                           *                              Vice President and Director of Quest
--------------------------------------------------------    Diagnostics Incorporated (MD)
                   Robert A. Hagemann

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS INVESTMENTS
                                          INCORPORATED

                                          By:                  *
                                            ------------------------------------
                                              Peter C. Fulweiler, President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              President and Director
--------------------------------------------------------  (principal executive officer)
                   Peter C. Fulweiler

                           *                              Director
--------------------------------------------------------
                   Louis Heidelberger

                           *                              Director
--------------------------------------------------------
                    Robert S. Galen

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this amendment no. 5 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 1, 2001.


                                          QUEST DIAGNOSTICS FINANCE INCORPORATED

                                          By:                  *
                                            ------------------------------------
                                              Peter C. Fulweiler, President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 5 to the registration statement has been signed by the following persons in the capacities indicated on June 1, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *                              President and Director
--------------------------------------------------------  (principal executive officer)
                   Peter C. Fulweiler

                           *                              Director
--------------------------------------------------------
                   Louis Heidelberger

                           *                              Director
--------------------------------------------------------
                    Robert S. Galen

              *By: /s/ LEO FARRENKOPF, JR.                Attorney-in-Fact
  ---------------------------------------------------
                     Leo Farrenkopf, Jr.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
-------                       ----------------------
   *1.1    Form of Underwriting Agreement for Common Stock.
   *1.2    Form of Underwriting Agreement for Debt Securities.
   *1.3    Form of Underwriting Agreement for Preferred Stock.
    3.1    Certificate of Incorporation of Quest Diagnostics
           Incorporated (filed as an exhibit to our registration
           statement on Form 10 (File No. 1-12215) and incorporated
           herein by reference).
    3.2    Amendment to Certificate of Incorporation of Quest
           Diagnostics Incorporated (filed as an exhibit to our proxy statement on Schedule 14A dated April 12, 2000 and
           incorporated herein by reference).
    3.3    Amended and Restated By-Laws of Quest Diagnostics
           Incorporated (filed as an exhibit to our 2000 annual report on Form 10-K and incorporated herein by reference).
    4.1    Form of Rights Agreement dated December 31, 1996 (the
           "Rights Agreement") between our company and Harris Trust and
           Savings Bank as Rights Agent (filed as an Exhibit to our
           registration statement on Form 10 (File No. 1-12215) and
           incorporated herein by reference).
    4.2    Form of Amendment No. 1 effective as of July 1, 1999 to the
           Rights Agreement (filed as an exhibit to our current report on Form 8-K dated August 16, 1999 and incorporated herein by reference).
    4.3    Form of Amendment No. 2 to the Rights Agreement (filed as an exhibit to our 1999 annual report on Form 10-K and
           incorporated herein by reference).
  **4.4    Form of Senior Indenture.
  **4.5    Form of Subordinated Indenture.
  **4.6    Form of Debt Security (included in the Senior Indenture and the Subordinated Indenture).
   *4.7    Form of Certificate of Designations.
   *4.8    Form of Depositary Agreement.
   *4.9    Form of Depositary Receipt (included in the Depositary
           Agreement).
   4.10    Form of Amendment No. 3 to the Rights Agreement (filed as an exhibit to our 2000 annual report on Form 10-K and
           incorporated herein by reference).
    5.1    Opinion of Shearman & Sterling.
   *8.1    Opinion of Shearman & Sterling as to tax matters.
 **12.1    Computation of Ratio of Earnings to Fixed Charges and
           Earnings to Combined Fixed Charges and Preferred Stock
           Dividends.
   23.1    Consents of Shearman & Sterling (included in Exhibit 5.1 and
           Exhibit 8.1).
   23.2    Consent of PricewaterhouseCoopers LLP, as independent
           accountants for Quest Diagnostics Incorporated.
   23.3    Consent of PricewaterhouseCoopers LLP, as independent
           accountants for SmithKline Beecham Clinical Laboratories,
           Inc. and Certain Related Affiliates.
 **24.1    Powers of Attorney (included on signature page).
 **25.1    Form T-1 Statement of Eligibility of the Senior Indenture
           Trustee.
 **25.2    Form T-1 Statement of Eligibility of the Subordinated
           Indenture Trustee.


---------------
*   To be filed by current report on Form 8-K.

**  Previously filed.